Exhibit 99.9

NOTICE OF EXERCISE

SEQUENOM, INC.

3595 JOHN HOPKINS COURT

SAN DIEGO, CA 92121

Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐ Nonstatutory ☐

Stock option grant date:	_______________

Number of shares as to which option is exercised:	_______________

Certificates to be issued in name of:	_______________

Exercise price per share:	$______________

Total exercise price:	$______________

Payment delivered herewith:	$______________

Form of payment:	☐ ☐ ☐	Cash or check Bank draft or money order payable to the Company Pursuant to a Regulation T program (cashless exercise) if the shares are publicly traded
	☐	Delivery of already-owned shares if the Shares are publicly traded
	☐	Net exercise

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2006 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

SUBMITTED BY:	ACCEPTED BY:

SEQUENOM, INC.
Printed Name
By:
Signature

Title:
Signature

Date: